Exhibit 99.1
Vestin Realty Mortgage I, Inc.
Declares Monthly Dividend Policy Commencing at the End of April 2007

Las Vegas - March 22, 2007 - Vestin Realty Mortgage I, Inc. (Nasdaq:VRTA), announced that on March 21, 2007 its Board of Directors voted to authorize a Dividend Declaration Policy that allows, at the Company’s discretion, for dividends to be declared monthly instead of quarterly. It is anticipated the new monthly Dividend Declaration Policy will commence the end of April.

About Vestin Realty Mortgage I, Inc.

Vestin Realty Mortgage I, Inc. invests in short-term loans secured by mortgages on commercial properties. As of December 31, 2006, Vestin Realty Mortgage I, Inc. had assets of over $65 million. Vestin Realty Mortgage I, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., a well-known asset management, real estate lending and financial service company. Since 1995, Vestin Mortgage Inc.’s mortgage activities have facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Vestin Realty Mortgage I, Inc.
Investor Relations
702-921-5540